Filed Pursuant to Rule 424(b)(7)
Registration No. 333-248482

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Shares	10,706,982	$38.25	$409,542,062	$44,681.04

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 28, 2020)

10,706,982 Shares

Triton International Limited

Common Shares

The selling shareholders are selling 10,706,982 of our common shares, par value $.01 per share (“common shares”). We will not receive any proceeds from the sale of the common shares by the selling shareholders.

Our common shares trade on the New York Stock Exchange (“NYSE”) under the symbol “TRTN.” On September 30, 2020, the closing price of our common shares on the NYSE was $40.67 per share.

Investing in our common shares involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Public offering price	$38.25	$409,542,062
Underwriting discount(1)	$0.63	$6,745,399
Proceeds to selling shareholders	$37.62	$402,796,663

(1)	See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The common shares will be ready for delivery on or about October 5, 2020.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is October 1, 2020

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of common shares. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information specified below under the heading “Where You Can Find Additional Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

S-i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and any other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Except where the context requires otherwise, references in this prospectus supplement to “Triton,” the “Company,” “us,” “we,” or “our” refer to Triton International Limited and its consolidated subsidiaries.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (the “BMA”), pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus supplement does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”). Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward- looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	customers’ decisions to buy rather than lease containers;

•	dependence on a limited number of customers for a substantial portion of our revenues;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	difficulties stemming from the international nature of our businesses;

•	decreases in demand for international trade;

•	the magnitude and duration of the ongoing COVID-19 pandemic and its impact on our business, global trade and supply chain;

•

disruption to our operations resulting from political and economic policies of the United States and other countries, particularly China, including but not limited to the impact of trade wars and tariffs;

•	disruption to our operations from failure of or attacks on our information technology systems;

•	disruption to Triton’s operations as a result of natural disasters;

•	compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption;

•	ability to obtain sufficient capital to support growth;

•	restrictions imposed by the terms of our debt agreements;

•	the phase-out of the London Interbank Offered Rate (LIBOR), or the replacement of LIBOR with an alternative reference rate, which may adversely affect interest rates;

•	changes in the tax laws in Bermuda, the United States and other countries; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus supplement and the accompanying prospectus. Any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about our business and the offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Company

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis which are used for the transportation of containers.

We operate our business in one industry, intermodal transportation equipment, and have two business segments, which also represent our reporting segments:

•	Equipment leasing – we own, lease and ultimately dispose of containers and chassis from our lease fleet.

•

Equipment trading – we purchase containers from shipping line customers, and other sellers of containers, and resell these containers to container retailers and users of containers for storage or one-way shipment.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of June 30, 2020, our total fleet consisted of 3.7 million containers and chassis, representing 6.1 million twenty-foot equivalent units (“TEU”) or 6.9 million cost equivalent units (“CEU”). We have an extensive global presence, offering leasing service through 19 offices and three independent agencies located in 16 countries, and approximately 425 third-party owned and operated depot facilities located in approximately 46 countries as of June 30, 2020. Our primary customers include the world’s largest container shipping lines. For the six months ended June 30, 2020, our twenty largest customers accounted for 85% of our lease billings, and our five largest customers accounted for 57% of our lease billings, and our two largest customers, CMA CGM S.A. and Mediterranean Shipping Company S.A., accounted for 21% and 15% of our lease billings, respectively.

We lease five types of equipment: (1) dry containers, which are used for general cargo such as manufactured component parts, consumer staples, electronics and apparel, (2) refrigerated containers, which are used for perishable items such as fresh and frozen foods, (3) special containers, which are used for heavy and over-sized cargo such as marble slabs, building products and machinery, (4) tank containers, which are used to transport bulk liquid products such as chemicals, and (5) chassis, which are used for the transportation of containers. Our in-house equipment sales group manages the sale process for our used containers and chassis from our equipment leasing fleet and buys and sells new and used containers and chassis acquired from third parties.

THE OFFERING

Common shares offered by the selling shareholders	10,706,982 common shares.

Common shares outstanding before and after this offering	68,607,126 common shares outstanding as of September 15, 2020.

Use of Proceeds	We will not receive any of the proceeds from the sale of common shares by the selling shareholders.

We will bear the costs, other than underwriting discounts and commissions and transfer taxes, associated with this offering in accordance with the Sponsor Shareholders Agreement with the selling shareholders (as defined in “Information Regarding Beneficial Ownership of Management and Principal Shareholders – Sponsor Shareholder Agreement” in our 2020 proxy statement (the “2020 Proxy Statement”)).

Risk Factors	An investment in our common shares involves risks. You should consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement to determine whether an investment in our common shares is appropriate for you.

NYSE Listing Symbol	TRTN.

RISK FACTORS

Any investment in our common shares involves a high degree of risk. You should consider carefully the risk factors contained in the documents incorporated by reference into this prospectus supplement before making an investment in our common shares. In particular, see the risk factors set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020. If any of these risks were to occur, our business, financial condition or operating results could be harmed. You may lose all or part of your investment.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of our common shares offered by them pursuant to this prospectus supplement. We will not receive any proceeds from the sale of these common shares. The aggregate proceeds to the selling shareholders from the sale of common shares will be the purchase price of the common shares less underwriting discounts and commissions, if any. We will bear the costs, other than underwriting discounts and commissions and transfer taxes, associated with this offering in accordance with the Sponsor Shareholders Agreement. See “Selling Shareholders” and “Underwriting.”

SELLING SHAREHOLDERS

The table below presents information regarding the selling shareholders and the common shares each selling shareholder is offering under this prospectus supplement. Unless otherwise indicated, beneficial ownership is calculated based on 68,607,126 of our common shares outstanding as of September 15, 2020. The number of common shares in the column “Common Shares Beneficially Owned Prior to Offering” represents all of the common shares that the selling shareholders beneficially owned immediately prior to this offering, all of which are being offered under this prospectus supplement. The column “Common Shares Beneficially Owned After Offering” reflects the beneficial ownership of each selling shareholder after giving effect to this offering. Except as disclosed in the footnotes to the table below and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common shares shown as beneficially owned by the shareholder.

Except as otherwise noted in this “Selling Shareholders” section or disclosed in our 2020 Proxy Statement, which is incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the selling shareholders have not had, within the past three years, any position, office or material relationship with us or any of our predecessors or affiliates.

	Common Shares Beneficially Owned Prior to Offering(1)		Common Shares offered by this Prospectus Supplement	Common Shares Beneficially Owned After Offering
Beneficial Owner	Number	%	Number	Number	%
Vestar-Triton (Gibco) Ltd.	10,479,601	15.3%	10,479,601	—	—
Vestar/Triton Investments III L.P.	200,924	*	200,924	—	—
Vestar Capital Partners LLC	26,457	*	26,457	—	—

Total Vestar Funds:	10,706,982	15.6%	10,706,982	—	—

*	Represents less than 1.0%

(1)

Common shares shown as beneficially owned by Vestar Funds reflect record ownership of (i) 10,479,601 common shares held by Vestar-Triton (Gibco) Ltd., a Gibraltar company (“Vestar Gibco”), (ii) 200,924 common shares held by Vestar/Triton Investments III L.P., a Cayman Islands exempted limited partnership (“Vestar/Triton Investments”) and (iii) 26,457 common shares held by Vestar Capital Partners LLC, a New York limited liability company (“VCP”). Triton-Vestar Luxco S.a.r.l., a Luxembourg limited liability company (“Vestar Luxco”) is the sole member of Vestar Gibco. Vestar/Triton Investments Holdings L.P., a Cayman Islands exempted limited partnership (“Vestar Holdings”) is the sole member of Vestar Luxco. Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership (“Vestar Capital V”) is the general partner of Vestar Holdings. Vestar Associates V, L.P., a Scottish limited partnership (“Vestar Associates V”) is the general partner of Vestar Capital V. Vestar Managers V Ltd., a Cayman Islands exempted company (“VMV”) is the general partner of both Vestar Associates V and Vestar/Triton Investments. VMV has voting and investment power over the common shares held or controlled by each of Vestar/Triton Investments and Vestar Gibco. Vestar Management Corp. II, a Delaware corporation (“Vestar Management II,” together with Vestar Gibco, Vestar/Triton Investments, VCP, Vestar Luxco, Vestar Holdings, Vestar Capital V, Vestar Associates V and VMV, the “Vestar Entities”) holds all of the outstanding membership interests of VCP. The business address of the Vestar Entities is 245 Park Avenue, 41st Floor, New York, NY 10167.

Daniel S. O’Connell is the sole director of VMV and the sole owner of Vestar Management II and, as a result, he may be deemed to share beneficial ownership of the common shares held directly by the aforementioned Vestar Entities. Mr. O’Connell expressly disclaims beneficial ownership of all common shares held by the Vestar Entities.

TAX CONSIDERATIONS

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares, other than shareholders, if any, that are ordinarily resident in Bermuda.

We have obtained from the Bermuda Minister of Finance under the Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Our Bermuda-domiciled subsidiaries each pay annual Bermuda government fees.

Material U.S. Federal Income Tax Considerations

The following is a discussion of U.S. federal income tax considerations applicable to the purchase, ownership and disposition of common shares by U.S. Holders (as defined below). This discussion deals only with our common shares held as capital assets by holders who purchase common shares in this offering. This discussion is based on the Internal Revenue Code, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury regulations promulgated thereunder, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:

•	brokers or dealers in securities or currencies;

•	financial institutions;

•	pension plans;

•	regulated investment companies;

•	real estate investment trusts;

•	cooperatives;

•	tax-exempt entities;

•	insurance companies;

•	persons holding common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons liable for alternative minimum tax;

•	U.S. expatriates;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code;

•	a person that owns or is deemed to own 10% or more of the Company’s capital stock by vote or value;

•	partnerships or entities or arrangements treated as partnerships or other pass through entities for U.S. federal tax purposes (or investors therein); or

•	U.S. Holders whose “functional currency” is not the U.S. dollar.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

You will be considered a “Non-U.S. Holder” if you beneficially own our common shares and you are not a U.S. Holder and not a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

The discussion does not address any non-income tax considerations, the potential application of the Medicare tax on net investment income, or any foreign, state or local tax consequences. Each holder of our common shares is urged to consult with such holder’s tax advisor with respect to the particular tax consequences to such holder.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON SHARES, WE URGE YOU TO CONSULT YOUR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, AS WELL AS ANY CONSEQUENCES TO YOU ARISING UNDER STATE, LOCAL AND NON-U.S. TAX LAWS.

Tax Consequences to U.S. Holders

Dividends

Dividends paid with respect to our common shares will generally be taxed as ordinary income to U.S. Holders to the extent that they are paid out of Triton’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any dividend exceeds our current and accumulated earnings and profits for a taxable year, the excess will first be treated as a tax-free return of capital to the extent of the holder’s adjusted basis in the common share, causing a reduction in such adjusted basis in the same amount. The balance of the excess, if any, will be taxed as capital gain, which will be long-term capital gain if the common share has been held for more than one year at the time the dividend is received (as described below under “ —Sale, Exchange or Other Taxable Disposition”).

Subject to the PFIC rules discussed below, the gross amount of the dividends, if any, paid by Triton to individuals and other non-corporate U.S. Holders, without reduction for any withholding taxes, may be eligible to be taxed at lower rates applicable to certain qualified dividends, provided that the non-corporate U.S. Holder satisfies holding period requirements, and does not engage in hedging transactions, and provided that Triton is a qualified foreign corporation, and provided that Triton is not a PFIC for the taxable year in which we pay a dividend or the preceding taxable year. Dividends will be treated as foreign-source income for U.S. foreign tax credit purposes. Dividends with respect to our common shares will not be eligible for the dividends- received deduction generally allowed to U.S. corporations under the Code.

Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize taxable gain or loss on the sale, exchange or other taxable disposition of a common share in an amount equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the holder’s tax basis in the common share. Gain or loss, if any, will generally be U.S. source income for foreign tax credit limitation purposes.

Gain or loss realized on the sale, exchange or other taxable disposition of a common share generally will be capital gain or loss and will be long-term capital gain or loss if the common share has been held for more than one year. Non-corporate U.S. Holders may be eligible for preferential rates of U.S. taxation in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

PFIC Considerations

A PFIC is any foreign corporation if, after the application of certain “look-through” rules, (a) at least 75% of its gross income is “passive income” as that term is defined in the relevant provisions of the Code or (b) at least 50% of the average value of its assets produce “passive income” or are held for the production of “passive income.” In general, under the “look-through” rules, if a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. The determination as to PFIC status is made annually.

If a U.S. Holder is treated as owning PFIC stock, the holder will be subject to special rules generally intended to reduce or eliminate the benefit of the deferral of U.S. federal income tax that results from investing in a foreign corporation that does not distribute all of its earnings on a current basis. In such a case, under the PFIC rules, unless a U.S. Holder is permitted to and does elect otherwise under the Code, such U.S. Holder will be subject to special tax rules with respect to “excess distributions” and any gain from the disposition of our common shares. In particular, an “excess distribution” or such gain will be treated as if it had been recognized ratably over the holder’s holding period for the common shares, and amounts allocated to prior years starting with the first taxable year of Triton during which Triton was a PFIC will be subject to U.S. federal income tax at the highest prevailing tax rates on ordinary income for that year plus an interest charge.

Based on our current and expected income, valuation of our assets and our election to treat certain of our subsidiaries as disregarded entities for U.S. federal income tax purposes, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, because the PFIC determination is made by taking into account all of the relevant facts and circumstances regarding our business without the benefit of clearly defined bright line rules, it is possible we may be a PFIC for any taxable year or that the IRS may challenge our determination concerning our PFIC status.

In the case Triton is subsequently determined to be a PFIC, a U.S. Holder may also be able to avoid certain of the rules described above by making a mark-to-market election and, in certain circumstances, a retroactive such election, provided that our common shares are treated as regularly traded on a qualified exchange or other market within the meaning of applicable U.S. Treasury Regulations. Our common shares are listed and regularly traded on the NYSE, which is a qualified exchange or other market for these purposes. Consequently, assuming that our common shares continue to be regularly traded, we expect that the mark-to-market election will be available to U.S. Holders if Triton is determined to be a PFIC, but no assurances can be given in this regard. If you make a valid mark-to-market election for your common shares, you would include in income each year an amount equal to the excess, if any, of the fair market value of the common shares as of the close of your taxable year over your adjusted basis in such common shares. You would be allowed a deduction for the excess, if any, of the adjusted basis of your common shares over their fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains on your common shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, would be treated as ordinary income. Ordinary loss treatment would also apply to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such common shares. Your basis in the common shares would be adjusted to reflect any such income or loss amounts. If you make such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower qualified dividends rate would not apply).

Alternatively, a U.S. Holder may avoid the PFIC tax consequences described above in respect of its common shares by making a timely “qualified electing fund” (“QEF”) election. To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Because we do not intend to provide such information, however, such election will not be available to you with respect of the common shares.

The adverse rules described above will continue to apply to any taxable year in which Triton is a PFIC and for which the U.S. Holder has neither a valid QEF election nor a valid mark-to-market election in effect.

U.S. Holders are urged to consult with their tax advisors regarding the potential availability and consequences of a mark-to-market election in case Triton is determined to be a PFIC in any taxable year.

UNDERWRITING

Goldman Sachs & Co. LLC is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriter, the selling shareholders, severally and not jointly, have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholders, the number of common shares set forth opposite its name below.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	10,706,982

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the common shares sold under the underwriting agreement if any of these common shares are purchased.

We and the selling shareholders, severally and not jointly, have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the common shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter has advised us that it proposes initially to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.315 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the underwriting discount to the underwriter for the common shares.

Underwriting Discount
Per common share	$0.63
Total	$6,745,399

The expenses of this offering, not including the underwriting discount, that are payable by us are estimated to be approximately $350,000.

No Sales of Similar Securities

We, our executive officers and directors and the selling shareholders have agreed not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common shares,

•	sell any option or contract to purchase any common shares,

•	purchase any option or contract to sell any common shares,

•	grant any option, right or warrant for the sale of any common shares,

•	lend or otherwise dispose of or transfer any common shares,

•	file or, in the case of the non-Company lock-up signatories, request that we file a registration statement related to the common shares, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of common shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NYSE Listing

The common shares are listed on the NYSE under the symbol “TRTN.”

Price Stabilization, Short Positions

Until the distribution of the common shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common shares. However, the underwriter may engage in transactions that have the effect of stabilizing the price of the common shares, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriter may bid for or purchase and sell shares of our common shares in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of our common shares than they are required to purchase in this offering. The underwriter may close out any covered short position by purchasing common shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales and other activities may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area and United Kingdom

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares in any Member State of the European Economic Area or in the United Kingdom (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the shares. Accordingly any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Triton International Limited or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither Triton International Limited nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for Triton International Limited or the underwriter to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In relation to each Relevant State, no offer of shares which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus to the public may be made in that Relevant State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining prior consent of the relevant underwriter nominated by Triton International Limited for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common shares shall require Triton International Limited or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the common shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the common shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the common shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Triton International Limited.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the common shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares described herein. The shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the shares have been or will be filed with or approved by any Swiss regulatory authority. The shares are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the shares will not benefit from protection or supervision by such authority.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The common shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.

The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The common shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the common shares in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common shares may not be circulated or distributed, nor may common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA,

(b)

to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or

(c)	otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where common shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

a.

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

b.

a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the common shares, except:

i.

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities. Mayer Brown LLP will also provide opinions regarding certain other matters. The underwriter has been represented by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

Important Information Incorporated By Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 14, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 13, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on April 24, 2020 and July 24, 2020, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 21, 2020, January 23, 2020, April 23, 2020, July 1, 2020 and September 21, 2020 ;

•

the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on July 12, 2016, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description; and

•

the description of our 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited

Victoria Place, 5th Floor,

31 Victoria Street

Hamilton HM10, Bermuda

Attn: Carla Heiss, Senior Vice President, General Counsel and Secretary

Telephone: (441) 294-8033

Prospectus

TRITON INTERNATIONAL LIMITED

Common Shares

Preference Shares

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

and

Purchase Units

We may offer, issue and sell, together or separately, from time to time:

•	common shares;

•	preference shares, which may be issued in one or more series;

•	depositary receipts, representing fractional preference shares, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities, subordinated debt securities or debt securities convertible into common shares or other securities;

•	warrants to purchase common shares, preference shares or debt securities;

•	subscription rights to purchase common shares, preference shares or debt securities;

•	purchase contracts to purchase common shares, preference shares or debt securities; and

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase our common shares or other securities under the purchase contracts.

In addition, selling securityholders to be named in one or more prospectus supplements may offer and sell, from time to time, our common shares. We will not receive any of the proceeds from the sale of these securities by such selling securityholders.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6, as well as the other information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “TRTN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we or the selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”). Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at

1-800-SEC-0330 for further information about the Public Reference Room. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 14, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 13, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on April 24, 2020 and July 24, 2020, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on April 23, 2020, and July 1, 2020;

•

the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on July 12, 2016, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description; and

•

the description of our 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda Attn: Carla L. Heiss, Senior Vice President, General Counsel and Secretary Telephone: (441) 294-8033

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the Securities and Exchange Commission, or SEC, or in connection with oral statements made to the press, potential investors or others. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	customers’ decisions to buy rather than lease containers;

•	dependence on a limited number of customers for a substantial portion of our revenues;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	difficulties stemming from the international nature of Triton’s businesses;

•	decreases in demand for international trade;

•	the magnitude and duration of the ongoing COVID-19 pandemic and its impact on our business, global trade and supply chain;

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disruption to Triton’s operations resulting from political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars and tariffs;

•	disruption to Triton’s operations from failure of, or attacks on, Triton’s information technology systems;

•	disruption to Triton’s operations as a result of natural disasters;

•	compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and anti-corruption;

•	ability to obtain sufficient capital to support growth;

•	restrictions imposed by the terms of Triton’s debt agreements;

•	the phase-out of the London Interbank Offered Rate (LIBOR), or the replacement of LIBOR with an alternative reference rate, which may adversely affect interest rates;

•	changes in the tax laws in Bermuda, the United States and other countries; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Q.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus and any accompanying prospectus supplement. Any forward-looking statements made in this prospectus any accompanying prospectus supplement and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

Triton was formed on July 12, 2016 through an all-stock merger between Triton Container International Limited and TAL International Group, Inc. Our combined experience in the container leasing industry dates back to 1963.

Our operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of June 30, 2020, our total fleet consisted of 3.7 million containers and chassis, representing 6.1 million twenty-foot equivalent units or 6.9 million cost equivalent units. We have an extensive global presence offering leasing services through local offices and utilize third-party container depots throughout the world. Our primary customers include the world’s largest container shipping lines. Our global field operations include sales, operations, equipment resale, and logistics services. Our registered office is located in Bermuda.

The most important driver of our profitability is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average rental rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers in the ordinary course of our business.

Our principal executive office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the purchase of containers.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common shares, preference shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF SHARE CAPITAL

General

The following summary description of our share capital is based on the applicable provisions of the Bermuda Companies Act, our memorandum of association, as amended, and our amended and restated bye-laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our memorandum of association and bye-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Share Capital,” the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

Common Shares

We are authorized to issue up to 270,000,000 common shares, par value $0.01 per share.

As of August 21, 2020, 68,607,126 common shares were outstanding and held by approximately 50 holders of record.

Liquidation and Preemptive Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of Triton common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of Triton’s outstanding preferred shares, if any, have received their liquidation preferences in full.

Holders of Triton common shares will not be entitled to preemptive rights. Shares of Triton common shares will not be convertible into shares of any other class of common shares.

Dividend Rights

Under Bermuda law, shareholders of Triton will be entitled to receive dividends when and as declared by the board of directors of the Company (the “Triton Board”) out of any funds of the company legally available for the payment of such dividends, subject to any preferred dividend rights that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that:

•	the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would be less than its liabilities.

Under Triton’s bye-laws, the Triton Board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The Triton Board may also pay any fixed cash dividend whenever the position of the company justifies such payment.

Voting Rights

Subject to the rights, if any, of the holders of any series of preferred shares, if and when issued and subject to applicable law, each holder of Triton common shares will be entitled to one vote per share and all voting rights will be vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of Triton common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the Triton Board can elect 100% of the directors to the Triton Board and the holders of the remaining shares will not be able to elect any directors to the Triton Board.

Meetings of Shareholders

Special general meetings of the shareholders of Triton may be called (i) by the Triton Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.

Restrictions on Transfers of Shares

The Triton Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of a share which is not fully paid up. The Triton Board may also refuse to register a transfer unless the shares of Triton are (i) listed on an appointed stock exchange (of which the NYSE is one) or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the Triton Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the Triton Board refuses to register a transfer of any share, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton.

Shares listed on an appointed stock exchange, such as the NYSE, may be transferred by any means permitted by the rules of such exchange.

Election and Removal of Directors

Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Triton.

The bye-laws of Triton provide that any vacancies on the Triton Board not filled at any general meeting will be deemed casual vacancies and the Triton Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy. A director so appointed will hold office only until the next following annual general meeting (“AGM”). If not reappointed at such AGM, the director will vacate office at the conclusion of the AGM.

Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.

Amendment of Memorandum of Association

Under the Bermuda Companies Act, the memorandum of association of a company may be amended by the affirmative vote of a majority resolution of the Triton Board, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Amendment of Bye-laws

Subject to certain exceptions, the Triton bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the Triton Board, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.

Approval of Certain Transactions

Amalgamations and Mergers: Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the Triton Board and by its shareholders. The Triton bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the Triton Board and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.

Sale of Assets: The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers: Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.

Listing

Our common shares are listed on the NYSE under the symbol “TRTN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

Preference Shares

This section describes the general terms and provisions of preference shares that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the preference shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be recorded in a resolution of the Triton Board, which will be annexed as an appendix to the Company’s amended and restated bye-laws. Such resolutions will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable resolutions as well as our memorandum of association before deciding to buy our preference shares as described in any accompanying prospectus supplement.

The Triton Board has been authorized to provide for the issuance of up to 30,000,000 preference shares in multiple series without the approval of shareholders. As of August 21, 2020, there were 22,200,000 preference shares issued and outstanding. With respect to each series of our preference shares, the Triton Board has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preference shares; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preference shares to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

As of August 21, 2020, the following series of preference shares were issued and outstanding:

•	3,450,000 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series A Preference Shares”);

•	5,750,000 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series B Preference Shares”);

•	7,000,000 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series C Preference Shares”); and

•	6,000,000 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series D Preference Shares”).

For a description of terms and provisions of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares and the Series D Preference Shares, see our registration statement on Form 8-A, filed with the SEC on March 15, 2019, June 20, 2019, November 7, 2019, and January 23, 2020, respectively.

Anti-Takeover Effects of Provisions of the Memorandum of Association, Bye-laws and Other Agreements

Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As a Bermuda company, Triton is governed by the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Certain provisions under the shareholder agreement (the “Sponsor Shareholders Agreement”) with certain affiliates of Vestar Capital Partners, Inc. (the “Sponsor Shareholders”), Triton’s memorandum of association and amended and restated bye-laws and Bermuda law could discourage, delay or prevent a transaction involving a change in control of Triton, even if doing so would benefit Triton’s shareholders. These provisions include customary anti-takeover provisions and certain rights of the Sponsor Shareholders with respect to the designation of directors for nomination and election to the Triton Board, including the ability to appoint members to certain board committees.

Anti-takeover provisions could substantially impede the ability of Triton’s public shareholders to benefit from a change in control or change of Triton’s management and the Triton Board and, as a result, may materially adversely affect the market price of Triton common shares and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause Triton to take other corporate actions you desire.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional preference shares, rather than full preference shares. The preference shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preference shares represented by the depositary share. As used in this “Description of Depositary Shares,” the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preference shares represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preference shares represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable in respect of the preference shares so redeemed. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preference shares. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preference shares, may instruct the Bank Depositary as to how to vote the preference shares represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preference shares represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting with respect to any preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preference shares in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preference Shares

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole preference shares and all money and other property, if any, represented by those depositary shares. Partial preference shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preference shares may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. As used in this “Description of Debt Securities,” the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and Wells Fargo Bank, National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in an accompanying prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares, preference shares or debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. As used in this “Description of Warrants,” the terms “we” and “our” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common shares, preference shares or debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. As used in this “Description of Subscription Rights,” the terms “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common shares or preference shares or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common shares or preference shares or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, preference shares or debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including

U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will identify the applicable specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may agree with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that such underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

All securities we may offer, other than common shares and any of our outstanding series of preference shares, will be new issues of securities with no established trading market. We may elect to list any series of securities on an exchange, and, in the case of our common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities. Mayer Brown LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

10,706,982 Common Shares

Triton International Limited

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

October 1, 2020